EXHIBIT 99.4

PROXY CARD

HORIZON MEDICAL PRODUCTS, INC.

Annual Meeting of Shareholders — To Be Held July 29, 2004

The Board of Directors Solicits this Proxy

The undersigned hereby appoint(s) Robert J. Wenzel and Elaine Swygert, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Horizon Medical Products, Inc. that the undersigned would be entitled to cast if personally present at the 2004 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on July 29, 2004, at 1:00 p.m., local time, at the offices of King & Spalding LLP, 191 Peachtree Street, Atlanta, Georgia 30303, and at any postponement or adjournment thereof. This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted (i) for the approval of the Agreement and Plan of Merger dated as of May 12, 2004 and the merger provided for therein as set forth in proposal 1, (ii) for the election of all nominees for director as set forth in proposal number 2, (iii) for the proposal as set forth in proposal number 3 and (iv) according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof. Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

Vote by Mail

Mark, sign and date your proxy card and return it in the postage-paid envelope that we have provided or return it to Horizon Medical Products, Inc., One Horizon Way, Manchester, Georgia 31816.

Thank you for voting.

Control Number: __________

THE BOARD RECOMMENDS A VOTE “FOR” ALL ITEMS OPEN FOR CONSIDERATION AT THE ANNUAL MEETING.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

(continued on other side)

Please mark all choices below by filling in the appropriate box with an “X”

(1)	Approval of the Agreement and Plan of Merger dated as of May 12, 2004 by and among RITA Medical Systems, Inc., Hornet Acquisition Corp., and Horizon Medical Products and the merger provided for therein:

☐	For	☐	Against	☐	Abstain

(2)	Election of seven (7) directors of the Company:

☐	For All	☐	Withhold All	☐	For All Except

To withhold authority to vote, mark “For All Except” and write the nominee’s name on the line:

Appointment of Independent Auditors:

(3)	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for fiscal year 2004.

☐	For	☐	Against	☐	Abstain

Signature

Date

Signature (Joint Owners)

Date

(Please Sign Within Box)